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                                                                  Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1997 Stock Incentive Plan of Heska Corporation of our report dated May 14, 1996, relating to the financial statements of Diamond Animal Health, Inc. included in the Registration Statement (File No. 333-44835) filed with the Securities and Exchange Commission on January 23, 1998.


                                             /s/ McGLADREY & PULLEN, LLP


Des Moines, Iowa
February 26, 1998